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                                                                       EXHIBIT 8



                 [HASKELL SLAUGHTER & YOUNG, L.L.C. LETTERHEAD]



                               September   , 1997



MedPartners, Inc.


3000 Galleria Tower, Suite 1000


Birmingham, Alabama 35244



     Re:                      Securities,


          % Threshold Appreciation Price Securities(SM);


        Registration Statement on Form S-3



Ladies and Gentlemen:



     We have acted as United States tax counsel to MedPartners, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a Registration Statement (No. 333-30921) on Form S-3, which was filed by the Company with the Securities and Exchange
Commission (the "Commission") on               , 1997, under the Securities Act
of 1933, as amended (the "Act") (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement") relating to the
registration under the Act of           ,   % Threshold Appreciation Price
Securities(SM)("TAPS(SM) Securities").



     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.



     Based upon the foregoing, we are of the opinion that the descriptions set forth under the caption "Certain Federal Income Tax Consequences" in the prospectus included as part of the Registration Statement correctly describe the material aspects of the United States federal income tax treatment, as of the date hereof, of an investment in the TAPS(SM) Securities.



     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and any such change can affect the continuing validity of our opinion. The Company has not requested, will not request, nor will receive an advance ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the purchase, ownership and disposition of the TAPS(SM) Securities. Furthermore, our tax opinion is not binding on the Internal Revenue Service and does not preclude it from adopting a contrary position.



     We hereby consent to the filing of this opinion with the Commission as part of Exhibit 8 to the Registration Statement. We also consent to the use of our name under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the prospectus for the TAPS(SM) Securities included within the Registration Statement. In giving consent, we do thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.



                                          Very truly yours,



                                          HASKELL SLAUGHTER & YOUNG, L.L.C.



                                          By:

                                            ------------------------------------

                                                       Ross N. Cohen